Exhibit 10.39

Lease Financing Service Agreement

Party A: Guangdong Mingyang Wind Power Technology Co., Ltd.

Party B: Zhongshan Mingyang Energy Investment Co. Ltd.

Through mutual consensus, Party A and Party B reach the Agreement hereunder in respect to the Financial Lease procurement of 49.5 MW wind turbine of Hebei Weichang by China Huaneng Group thorough CCB Financial Leasing Corporation Limited.

I. Whereas Party B provide services to Party A in respect to one-off fee collection of the wind turbine Financial Lease of Weichang Project, Party A shall pay 3% of the full amount of the one-off fee collection to Party B as commission (including the fees directly paid to CCB Financial Leasing Corporation Limited).

II. Obligations of Party A

In the follow-ups of the Project, Party A shall promptly notify Party B information in respect to the Project such as related progress, quotation, bidding, technology and services etc. and recommend Financial Lease mode to investors of Weichang Project;

III. Obligations of Party B

1. Party B shall assist Party A in selection of Leasing Company and promote the advantages of leasing to the Lessee;

2. Party B shall assist Party A, Lessee and Leasing Company in preliminary consultation and communications among the three parties;

3. Party B shall assist Leasing Company to conduct preliminary qualification and risk assessment of the Project, collect related qualification documents of the Lessee including verification material such as Financial Statements, Capital Verification Reports, Project Feasibility Reports and Examination and Approval documents etc and assist Leasing Company in formulation of leasing structures and schemes.

4. Party B shall assist the three parties in business negotiation, discussion of contract specifications including rental interest and mode of payment etc and signing of respective contracts of the three parties including Lease Contract, Equipment Procurement Contract and Technology & Service Contract.

5. Party B shall assist Party A in one-off collection of more than 80% of the contracted Equipment Fees.

IV. Commission Payment

Party A shall pay all the commission fees to Party B in one-off payment within 30 days upon receipt of all Equipment procurement fees from Leasing Company.

V. Party A and Party B shall resolve the unstipulated matters through consultation and negotiation. This Agreement is made out in duplicate with both Party holding one copy.

Party A: Guangdong Mingyang	Party B: Zhongshan Mingyang
Wind Power Technology Co., Ltd.	Energy Investment Co. Ltd.
Signed on Mar. 27, 2009

Lease Financing Service Framework Agreement

Party A: Guangdong Mingyang Wind Power Technology Co. Ltd.

Party B: Zhongshan Mingyang Energy Investment Co. Ltd.

I. Party A engages in the manufacturing of Wind Turbine Equipment. To accelerate the collection of goods payment, Party A intends to adopt Financial Lease to sell Wind Turbine Equipment. Through amicable negotiation, Party A has entrusted Party B to go through finance leasing formalities, specifications as follows:

1. Party B shall assist Party A in selection of appropriate Leasing Company and promote the advantages of leasing to the Lessee;

2. Party B shall assist Party A, Lessee and Leasing Company in preliminary consultation and communications among the three parties;

3. Party B shall assist Leasing Company to conduct preliminary qualification and risk assessment of the Project.

4. Party B shall assist the three parties to conduct business negotiation.

5. Party B shall assist Party A in one-off collection of more than 80% of the contracted Equipment fees.

II. Notification Letter

2.1 The rights and obligations of Party A and Party B shall be specified through this Framework Agreement. Specific matters entrusted by Party A shall be specified in Notification Letter issued thereafter; unspecified matters shall be adjusted in accordance with related stipulations of this Framework Agreement. Should the actual execution date of the Notification issued within the validity period of this Agreement be beyond the validity period of this Agreement, the validity date of this Notification Letter shall automatically extend to the execution date of the same.

2.2 Notification Letter issued by Party A shall be transmitted through facsimile. Party B shall agree and accept that Notification Letter and be bound to the same.

III. Commission Payment

3.1Should Party A, Seller of Equipment and Financial Leasing Company sign Financial Lease Agreement by service of Party B, Party A shall to Party B 3% of the one-off payment collection as commission fee within 30 days upon receipt of Equipment Procurement fees from the Leasing Company (including fees directly paid to the Leasing Company).

3.2 Party A and Party B agree that each Notification Letter No. shall be an independent settlement unit with the amount subject to each Notification Letter.

IV. Terms of Agreement

4.1 The terms of this Agreement shall be [3] years, as of the date of signing this Agreement to [Nov. 30, 2012].

4.2 Should any of the events hereunder occur, this Agreement shall be terminated:

1) Party B have fulfilled the entrusted matters by Party A and received corresponding fees.

2) Party A and Party B have agreed to dismiss or terminate this Agreement.

V. Unstipulated matters within this Agreement shall be resolved though amicable negotiation between both parties.

VI. This Agreement is made out in duplicate with both parties holding each copy, effective as of the date of signing.

Party A: Guangdong Mingyang	Party B: Zhongshan Mingyang
Wind Power Technology Co. Ltd.	Energy Investment Co. Ltd.

Legal Representative (Authorized Representative):	Legal Representative (Authorized Representative):

Signed on Dec. 1, 2009